Exhibit 10.5

INDEMNIFICATION AGREEMENT

          This Indemnification Agreement, dated as of September 2, 2010, is made by and between Jinhao Motor Company, a Nevada corporation (the “Company”), and Stanley Leung, a director of the Company (the “Indemnitee”).

RECITALS

          A.      The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company’s officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

          B.      The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

          C.      The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

          D.      The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Company bear no reasonable relationship to the amount of compensation received by the Company’s officers and directors;

          E.      The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company as of the date hereof is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interest of the Company and its current and future stockholders would be best served by a combination of (i) such insurance as the Company may obtain pursuant to the Company’s obligations hereunder and (ii) a contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

          F.      The Company’s Bylaws authorize the indemnification of the directors of the Company in excess of that expressly permitted by Sections 78.751 and 78.752 of the Nevada Revised Statutes;

          G.      The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its shareholders;

          H.      The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

          I.      The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that the Indemnitee is furnished with the indemnification provided for herein.

AGREEMENT

          NOW, THEREFORE, the Company and the Indemnitee agree as follows:

               1.      Definitions.

                    (a)      “Expenses” means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee’s counsel, accountants, consultants, advisors and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

                    (b)      “Proceeding” means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including appeals (including an action brought by or in the right of the Company) in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as such director or officer or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Company or of another enterprise at the request of such predecessor corporation, whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement, or by reason of any action alleged to have been taken or omitted in any such capacity.

          2.      Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a director of the Company to the best of his or her abilities at the will of the Company or under separate contract, if such contract exists, for so long as the Indemnitee is duly elected or appointed and qualified or until such time as the Indemnitee tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in the Indemnitee any right to continued employment.

          3.      Indemnification.

                    (a)      Third Party Proceedings. To fullest extent permitted by law, the Company shall indemnify the Indemnitee against all loss and liability suffered and Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Company) actually incurred by or on behalf of the Indemnitee in connection with a Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.

                    (b)      Proceedings by or in the Right of the Company. To the fullest extent permitted by law, the Company shall indemnify the Indemnitee against all loss and liability suffered and Expenses, judgments, fines, penalties or amounts paid in settlement, actually incurred by or on behalf of the Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the Company in the performance of the Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

                    (c)      Scope. Notwithstanding any other provision of this Agreement but subject to Section 14(b), the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or similar organizational documents, or by statute.

                    (d)      Acknowledgement. To the fullest extent permitted by law, the Company’s assumption of the defense of any Proceeding above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and Expenses paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company subject to Sections 3(a) and 3(b) and Section 4 of this Agreement.

          4.      Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                    (a)      Excluded Indemnification Payments. To indemnify or advance Expenses in violation of any prohibition or limitation on indemnification under the statutes, regulations or rules promulgated by the State of Nevada or any other state or federal regulatory agency having jurisdiction over the Company;

                    (c)      Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s board of directors (the “Board of Directors”) has approved the initiation or bringing of such suit;

                    (d)      Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of final jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous;

                    (e)      Insured Claims. To indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of the Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or any other policy of insurance maintained by the Company on the Indemnitee’s behalf; or

                    (f)      Claims Under Section 16(b). To indemnify the Indemnitee for Expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          5.      Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall determine whether the Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify the Indemnitee. If a claim under Section 3 is not paid in full by the Company within thirty (30) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. The court in which such action is brought shall determine whether the Indemnitee or the Company shall have the burden of proof concerning whether the Indemnitee has or has not met the applicable standard of conduct.

         6.      Advancement and Repayment of Expenses. Subject to Section 4 hereof, to the fullest extent permitted by law, the Expenses incurred by Indemnitee in investigating, appearing at, participating in or defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding as soon as reasonably practicable, but in no event later than 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. In determining whether or not to make an advance hereunder, the ability of the Indemnitee to repay shall not be a factor. Any advances shall be unsecured and without interest. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement.

          7.      Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

          8.      Notice to Company by Indemnitee. The Indemnitee shall notify the Company in writing of any matter with respect to which the Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by the Indemnitee of written notice thereof; provided, however, that any delay in so notifying the Company shall not constitute a waiver by the Indemnitee of her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power.

          9.      Maintenance of Liability Insurance.

                    (a)      Subject to Section 4 hereof, the Company hereby agrees that so long as the Indemnitee shall continue to serve as a director of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 9(b), shall obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) which provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

                    (b)      Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

                    (c)      If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          10.     Defense of Claim. In the event that the Company shall be obligated under Section 6 hereof to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

          11.     Attorneys’ Fees. In the event that the Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse the Indemnitee for all of the Indemnitee’s reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by the Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

          12.     Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee served in any capacity referred to herein.

          13.     Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

          14.     Non-Exclusivity.

                    (a)      The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnittee’s official capacity and action in another capacity while occupying the Indemnitee’s position as a director or officer of the Company.

                    (b)      In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Nevada corporation to indemnify its officers and directors, the Indemnitee’s rights and the Company’s obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Nevada corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

          15.     Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under applicable law, such provisions shall not be effective unless and until the Company’s Articles of Incorporation or similar organizational documents authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of the Indemnitee which occurred prior to such date if the Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

          16.     Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

          17.     Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without reference to its conflict of law principals. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

          18.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          19.     Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

          20.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

          21.     Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

COMPANY:	INDEMNITEE:

JINHAO MOTOR COMPANY

By: /s/ Tsoi Chak Shing	/s/Stanley Leung

Tsoi Chak Shing	Address: DBS Bank Ltd

Private Equity

Address: Dawang Industrial Park	22/F the Center

Zhaoqing Hi-Tech Exploit Area	99 Queen’s Road Central

Guangdong Province, PRC	Hong Kong

JINHAO MOTOR COMPANY – DIRECTOR INDEMNIFICATION AGREEMENT (DBS) SIGNATURE PAGE